EXHIBIT 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER

OF UNUM GROUP

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Unum Group (the Company) on Form 10-K for the period ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the Report), the undersigned Robert C. Greving, Executive Vice President, Chief Financial Officer and Chief Actuary of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2007	/s/ Robert C. Greving
Robert C. Greving
Executive Vice President, Chief Financial Officer and Chief Actuary

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Unum Group and will be retained by Unum Group and furnished to the Securities and Exchange Commission or its staff upon request.